EXHIBIT 99.1

Superconductor Technologies Inc. Reports Third Quarter 2008 Results

SANTA BARBARA, Calif., Nov. 12, 2008 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (Nasdaq:SCON) ("STI"), a leading provider of advanced wireless solutions, innovative adaptive filtering, and world class cryogenic products for commercial and government applications, reports results for the quarter and nine months ended September 27, 2008.

Total net revenues for the third quarter were $3.6 million, compared to $2.9 million in the second quarter of 2008 and $4.1 million in the year ago third quarter. Net commercial product revenues for the third quarter of 2008 were $2.7 million, compared to $1.3 million in the second quarter of 2008 and $2.3 million in the third quarter of 2007. Government and other contract revenue totaled $854,000 during the 2008 third quarter, compared to $1.6 million for the second quarter of 2008 and $1.8 million in the third quarter of 2007.

"During the third quarter, our wireless operator customers increased their investments in performance enhancement projects. As a result, STI is reporting significantly improved commercial product revenues of $2.7 million, representing a sequential increase of over 100 percent and a 20 percent increase year-over-year. While we cannot predict how the current economic uncertainty may impact operators' investment priorities and capital spending decisions in the future, we are encouraged by our performance in the third quarter," stated Jeff Quiram, STI's president and chief executive officer. "The reduced revenue level from our government projects reflects the completion of Phase I of our Air Force SURF contract during the third quarter of 2008 and we are still awaiting the final approval of Phase II of that contract."

Net loss for the third quarter was $3.2 million, compared to a net loss of $3.3 million in the second quarter of 2008 and $2.0 million in the third quarter of 2007. Net loss per share was $0.18, compared to of $0.21 per share in the second quarter of 2008 and $0.16 in the year ago period.

"Our strategic focus continues to be on attractive, high growth opportunities for wireless voice and data applications such as China's TD-SCDMA 3G network build-out and the planned 700 megahertz (MHz) network deployment in the United States. We have completed the TD-SCDMA field trial in China and have begun the process of evaluating the results and benefits of the trial with our customers. As we have stated in the past, successful field trial results will determine the size and scope of the commercial opportunity for our TD-SCDMA solution in China. In the United States, we are sharing our expertise with our wireless operator customers as they explore requirements to solve the interference challenges that exist for the deployment of the new 700 MHz networks."

"In addition, we continue to pursue strategies to apply our world leading materials science and radio frequency (RF) expertise to new markets such as re-configurable handset filters for the rapidly growing Smartphone market segment and HTS coated conductors for next generation electricity distribution systems. Our development efforts on re-configurable handset filters remain on track, and we have met key milestones that demonstrate our ability to provide the essential enabling technology for a cell phone module that can manage multiple frequencies in a low cost, efficient and compact package. In addition, we continue to move forward in our collaborative agreement with the Department of Energy's Los Alamos National Laboratory to apply our material sciences expertise to its research initiative to develop HTS coated conductors for next generation electricity distribution systems," Quiram concluded.

For the nine-month period ending September 27, 2008, total net revenues were $10.0 million, compared to $13.0 million for the first nine months of 2007. Net commercial product revenues for the first nine months of 2008 were $6.1 million, compared to $9.5 million in the year ago period. The company recorded $3.9 million in government and other contract revenues for the first nine months of 2008, compared to $3.5 million for the first nine months of 2007. The net loss for the first nine months of 2008 was $8.9 million, compared to $6.9 million for the prior year's first nine months. The net loss was $0.56 per share for the first nine months in 2008, equal to the loss for the same period in 2007.

As of September 27, 2008, STI had $15.7 million in working capital, including $10.7 million in cash and cash equivalents. As of September 27, 2008, STI had a commercial product backlog of $217,000 compared to $12,000 at the end of the second quarter of 2008 and $647,000 at the end of the year-ago quarter.

Investor Conference Call

STI will host an investor conference call today at 11:00 a.m. ET / 8:00 a.m. PT, November 12, 2008. The call will be accessible live by dialing 800-240-5318 at least 10 minutes before the start of the conference. International participants may dial 303-262-2075. No pass code is required. A telephone replay will be available until midnight ET on November 14 by dialing 800-405-2236 or 303-590-3000, and entering pass code 11121231#. The call will also be simultaneously webcast and available on STI's web site at http://www.suptech.com.

About Superconductor Technologies Inc. (STI)

STI, headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data application as well as advanced HTS thin film deposition techniques and cooling technologies. Commercially, STI's SuperLink(r) solution increases capacity utilization, lowers dropped and blocked calls, extends coverage, and enables faster wireless data rates. Its AmpLink(tm) solution enhances the performance of wireless base stations by improving receiver sensitivity and geographic coverage.

For information about STI, please visit http://www.suptech.com.

The Superconductor Technologies Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3963

Safe Harbor Statement

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: fluctuations in product demand from quarter to quarter which can be significant; the need for additional capital depending on unpredictable cash flow; STI's ability to diversify its concentrated customer base; the impact of competitive filter products technologies and pricing; unanticipated decreases in the capital spending of wireless network operators; and manufacturing capacity constraints and difficulties. Forward-looking statements can be affected by many other factors, including, those described in the Business and the MD&A sections of its Annual Report on Form 10-K for 2007 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

                    SUPERCONDUCTOR TECHNOLOGIES INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)

                      Three Months Ended         Nine Months Ended
                   ------------------------  ------------------------
                    Sept. 29,    Sept. 27,    Sept. 29,    Sept. 27,
                       2007         2008         2007         2008
                   -----------  -----------  -----------  -----------

 Net revenues:
   Net commercial
    product
    revenues       $ 2,277,000  $ 2,741,000  $ 9,463,000  $ 6,082,000
   Government and
    other contract
    revenues         1,844,000      854,000    3,525,000    3,933,000
                   -----------  -----------  -----------  -----------

     Total net
      revenues       4,121,000    3,595,000   12,988,000   10,015,000

 Costs and expenses:
   Cost of
    commercial
    product
    revenues         2,697,000    3,078,000    9,827,000    7,252,000
   Contract
    research and
    development        963,000      709,000    2,019,000    3,198,000
   Other research
    and development    528,000    1,006,000    2,251,000    2,156,000
   Selling,
    general and
    administrative   1,973,000    2,096,000    5,916,000    6,513,000
                   -----------  -----------  -----------  -----------

     Total costs
      and expenses   6,161,000    6,889,000   20,013,000   19,119,000
                   -----------  -----------  -----------  -----------

 Loss from
  operations        (2,040,000)  (3,294,000)  (7,025,000)  (9,104,000)

   Interest income      28,000       66,000      115,000      235,000
   Interest expense     (9,000)      (7,000)     (30,000)     (23,000)
                   -----------  -----------  -----------  -----------

     Net loss      $(2,021,000) $(3,235,000) $(6,940,000) $(8,892,000)
                   ===========  ===========  ===========  ===========

 Basic and diluted
  loss per
  common share     $     (0.16) $     (0.18) $     (0.56) $     (0.56)
                   ===========  ===========  ===========  ===========

 Weighted average
  number of
  common shares
  outstanding       12,483,367   17,750,761   12,483,367   15,908,298
                   ===========  ===========  ===========  ===========

                     SUPERCONDUCTOR TECHNOLOGIES INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS

                   ASSETS                   December 31, September 27,
                                                2007         2008
                                             -----------  -----------
                                              (See Note)  (Unaudited)
 Current Assets:
   Cash and cash equivalents                 $ 3,939,000  $10,711,000
   Accounts receivable, net                    2,413,000    1,409,000
   Inventory, net                              3,415,000    5,114,000
   Prepaid expenses and other
    current assets                               442,000      367,000
                                             -----------  -----------
     Total Current Assets                     10,209,000   17,601,000

   Property and equipment, net
    of accumulated depreciation
    of $19,129,000 and
    $19,604,000, respectively                  3,961,000    3,025,000
   Patents, licenses and
    purchased technology, net
    of accumulated amortization
    of  $1,722,000 and
    $1,971,000, respectively                   2,236,000    2,238,000
   Investment in joint venture                        --      521,000
   Other assets                                  219,000      244,000
                                             -----------  -----------
     Total Assets                            $16,625,000  $23,629,000
                                             ===========  ===========

          LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities:
   Accounts payable                          $ 1,467,000  $   806,000
   Accrued expenses                            1,405,000    1,026,000
   Proceeds for shares
    to be issued                               4,000,000           --
   Current portion of
    capitalized lease
    obligations and long
    term debt                                     45,000       72,000
                                             -----------  -----------
     Total Current Liabilities                 6,917,000    1,904,000

   Other long term liabilities                   518,000      499,000
                                             -----------  -----------
     Total Liabilities                         7,435,000    2,403,000

 Stockholders' Equity:
   Preferred stock, $.001
    par value, 2,000,000 shares
    authorized, 611,523 issued
    and outstanding                                   --        1,000
   Common stock, $.001 par value,
    250,000,000 shares authorized,
    12,511,414 and 17,869,030
    shares issued and outstanding,
    respectively                                  12,000       18,000
   Capital in excess of par value            209,163,000  230,084,000
   Accumulated deficit                      (199,985,000)(208,877,000)
                                             -----------  -----------
     Total Stockholders' Equity                9,190,000   21,226,000
                                             -----------  -----------

     Total Liabilities and
      Stockholders' Equity                   $16,625,000  $23,629,000
                                             ===========  ===========

 Note-December 31, 2007 balances were derived from audited
 financial statements

                    SUPERCONDUCTOR TECHNOLOGIES INC.
             CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (Unaudited)

                                                Nine Months Ended
                                             ------------------------
                                           September 29,  September 27,
                                                2007         2008
                                             -----------  -----------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                    $(6,940,000) $(8,892,000)
 Adjustments to reconcile net
  loss to net cash used in
  operating activities:
 Depreciation and amortization                 1,748,000    1,313,000
 Share-based compensation                        258,000      452,000
 Provision for excess and
  obsolete inventories                           160,000           --
 Reserve for impairment of
  note and interest receivable
  from Stockholder                              (583,000)          --
   Changes in assets and
    liabilities:
     Accounts receivable                        (383,000)   1,003,000
     Inventory                                 1,955,000   (1,699,000)
     Prepaid expenses and
      other current assets                       597,000       75,000
     Patents, licenses and
      purchased technology                      (148,000)    (252,000)
     Other assets                                 12,000      (24,000)
     Accounts payable, accrued
      expenses and other
      long-term liabilities                     (622,000)  (1,006,000)
                                             -----------  -----------
     Net cash used in operating
      activities                              (3,946,000)  (9,030,000)

 CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from the sale of
  property and equipment                          26,000           --
 Investment in joint venture                          --     (521,000)
 Purchases of property and
  equipment                                      (91,000)    (126,000)
                                             -----------  -----------
     Net cash used in investing
      activities                                 (65,000)    (647,000)

 CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from shares issued                   1,000,000   (4,000,000)
 Payments on long-term
  obligations                                    (14,000)          --
 Proceeds from the sale of
  common stock                                        --   20,449,000
                                             -----------  -----------
     Net cash provided by
      financing activities                       986,000   16,449,000
                                             -----------  -----------

 Net increase (decrease) in
  cash and cash equivalents                   (3,025,000)   6,772,000
 Cash and cash equivalents
  at beginning of period                       5,487,000    3,939,000
                                             -----------  -----------
 Cash and cash equivalents
  at end of period                           $ 2,462,000  $10,711,000
                                             ===========  ===========

CONTACT:  Lippert / Heilshorn & Associates
          Investor Relations
          Kirsten Chapman
          Cathy Mattison
          +1-415-433-3777
          invest@suptech.com